UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2016

CÜR MEDIA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-183760	99-0375741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2217 New London Turnpike South Glastonbury, CT 06073
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (860) 430-1520

N/A
(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 12, 2016, CÜR Media, Inc., a Delaware corporation (the "Company"), entered into Securities Purchase Agreements (the "Purchase Agreements") with certain "accredited investors" (the "Buyers"), pursuant to which the Buyers purchased 12% Senior Secured Convertible Promissory Notes of the Company (the "Notes") in the aggregate principal amount of $2,000,000 (before deducting placement agent fees and expenses of $223,519) (the "Note Offering").

Thomas Brophy, the Company's President, Chief Executive Officer and Chairman of the Board of Directors, purchased a Note in the principal amount of $255,060, in the Note Offering. As a result, Mr. Brophy now beneficially owns approximately 28.5% of the Company's capital stock.

The Company intends to use the net proceeds from this Note Offering for certain payments to content owners, working capital and general corporate purposes.

The proceeds for the sale of the Notes were held in escrow, pending closing of the purchase and sale of the Notes, pursuant to the terms of an Escrow Agreement (the "Escrow Agreement") among the Company, the Buyers, and the escrow agent.

The Company's obligations under the Notes are secured by a security interest in and lien on all now owned or hereafter acquired assets and property, real and personal, of the Company and its subsidiaries, including the Company's intellectual property, pursuant to the terms of a Security Agreement (the "Security Agreement") among the Company and the Buyers. The security interest in and liens on all assets and property of the Company are a first priority security interest.

The Notes have an aggregate principal balance of $2,000,000, and a stated maturity date of 6 months from the date of issuance. The principal on the Notes bears interest at a rate of 12% per annum, which is also payable on maturity. The Notes will rank senior to all existing indebtedness of the Company, except as otherwise set forth in the Notes. Upon the closing of a financing (a "Qualified Offering") by the Company during the term of the Notes involving the sale of at least $15,000,000 in equity securities (or securities convertible into or exercisable for equity securities) by the Company ("Equity Financing Securities"), all of the outstanding principal amount of the Notes, together with accrued and unpaid interest due thereon, will automatically convert ("Mandatory Conversion") into units of the Company's securities (the "Units") at a conversion price per Unit equal to the lesser of (a) 80% of the price per share of the Equity Financing Securities sold in the Qualified Offering, or (b) $2.00 (a "Mandatory Conversion"). At any time prior to a Mandatory Conversion, the warrant holder may convert all or part of the outstanding principal amount of the Note, together with accrued and unpaid interest due thereon, into Units at a conversion price of $2.00 per Unit (an "Optional Conversion"). Each Unit will consists of one share (the "Unit Shares") of the Company's common stock, $0.0001 par value per share ("Common Stock"), and one five-year warrant (the "Unit Warrants") to purchase one additional share (the "Unit Warrant Shares") of the Company's Common Stock at an exercise price equal to (a) 125% of the price at which the Company's equity securities (or securities convertible into or exercisable for equity securities) are sold in a Qualified Offering in the event of a Mandatory Conversion, or (b) 125% of $2.00 in the event of an Optional Conversion. Upon failure by the Company to pay any principal amount or interest due under the Notes within 5 days of the date such payment is due, or the occurrence of other event of default under the terms of the Notes, the entire unpaid principal balance of the Note, together with any accrued and unpaid interest thereon, will become due and payable, without presentment, demand, protest or notice of any kind. In the event of any liquidation, dissolution or winding up of the Company, each holder of a Note will be entitled to receive, pari passu with the other holders of the Notes, and in preference to the holders of the Company's other outstanding securities, an amount equal to two times the principal amount of, and any accrued and unpaid interest on, such holder's Note. The conversion price and number of Units issuable upon conversion of the Notes will be subject to adjustment from time to time for subdivision or consolidation of shares and other standard dilutive events.

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The Unit Warrants, to be received upon conversion of the Notes, provide for the purchase of shares of the Company's Common Stock an exercise price equal to (a) 125% of the price at which the Company's equity securities (or securities convertible into or exercisable for equity securities) are sold in a Qualified Offering in the event of a Mandatory Conversion, or (b) 125% of $2.00 in the event of an Optional Conversion. The Unit Warrants are exercisable for cash only, for a term of 5 years from the date of issuance. The number of shares of Common Stock to be deliverable upon exercise of the Unit Warrants is subject to adjustment for subdivision or consolidation of shares and other standard dilutive events.

Pursuant to the terms of a Placement Agency Agreement (the "Placement Agency Agreement") between the Company and the placement agent for the Note Offering (the "Placement Agent"), in connection with the closing of the Note Offering, the Placement Agent was paid a commission of an aggregate of $200,000. In addition, the Placement Agent, or its designees, will receive warrants to purchase a number of shares of Common Stock equal to 10% of the number of Unit Shares into which Notes sold in the Note Offering to Buyers introduced to the Note Offering by the Placement Agent, and 8% of the number of Unit Shares into which Notes sold in the Offering to Buyers introduced to the Note Offering by the Company or its representatives, are converted upon a Mandatory Conversion, with a term of 5 years and an exercise price per share equal to the exercise price of the Unit Warrant Shares issued to Buyers introduced to the Note Offering by the Placement Agent upon a Mandatory Conversion ("Placement Agent Warrants").

The Company has granted registration rights to each Buyer, with respect to the Unit Shares and Unit Warrant Shares, and to the Placement Agent, with respect to the shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the "Placement Agent Warrant Shares," and, together with the Unit Shares and Unit Warrant Shares, the "Registrable Shares"), in each case on a pari passu basis with, and upon substantially the same terms as the registration rights granted to, the investors in a Qualified Offering.

The foregoing summaries of the form of Purchase Agreement, Escrow Agreement, form of Security Agreement, Placement Agency Agreement, form of Note, form of Unit Warrant and form of Placement Agent Warrant, do not purport to be complete and are qualified in their entirety by reference to the documents, copies of which will be filed as exhibits to the Company's Annual Report on Form 10-K.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Company sold Notes to the Buyers in the Note Offering in the aggregate principal amount of $2,000,000.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

Item. 3.02. Unregistered Sales of Equity Securities.

The Company sold Notes to the Buyers in the Note Offering in the aggregate principal amount of $2,000,000. The Notes are convertible into Units consisting of Unit Shares and Unit Warrants. Upon exercise of the Unit Warrants, the warrant holders will receive Unit Warrant Shares. The Placement Agent in the Note Offering will be issued Placement Agent Warrants. Upon exercise of the Placement Agent Warrants, the holder will receive Placement Agent Warrant Shares.

Reference is made to the disclosure set forth under Item 1.01 above, which disclosure is incorporated herein by reference.

The issuances of (a) the Notes, (b) upon conversion of the Notes, the Unit Shares and Unit Warrants, (c) upon exercise of the Unit Warrants, the Unit Warrants Shares, (d) the Placement Agent Warrants, and (e) upon exercise of the and Placement Agent Warrants, the Placement Agent Warrants Shares, in connection with the Note Offering are exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D and/or Regulation S as promulgated by the SEC under of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

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Item 7.01. Regulation FD Disclosure.

On April 13, 2016, the Company issued a press release with respect to the Note Offering. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01. Other Events.

As previously reported, the Company has entered into agreements (collectively, the "Content Agreements") with certain music labels and music publishing companies (collectively, the "Content Providers") for the non-exclusive right and license to use certain musical works owned, controlled and/or administered by the Content Providers in connection with the Company's CÜR-branded Internet music service, CÜR Music. Pursuant to certain of the Content Agreements, the Company was required to make initial payments of content fees to the applicable Content Providers, in the aggregate amount of $8.0 million (the "Initial Content Fees"), on January 31, 2016.  The Company was not able to make these payments when due, and each of the applicable Content Providers has agreed, either orally or in writing, to provide the Company with additional time to pay the Initial Content Fees.  Pursuant to the new payment terms, the first of the payments toward the Initial Content Fees were due on April 12, 2016.  On April 12, 2016, the Company paid an aggregate of $500,000 to the Content Providers from the proceeds of the Note Offering.  The additional amounts are due to be paid by June 15, 2016.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit No.	Description
99.1	Press Release, dated April 13, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CÜR MEDIA, INC.

Date: April 13, 2016	By:	/s/ Thomas Brophy
Name: Thomas Brophy
Title: Chief Executive Officer

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